THIRD QUARTER 2008 RESULTS

St. Louis, October 17, 2008.  Reliance Bancshares, Inc. (“the Company”), the parent company of Reliance Bank and Reliance Bank, FSB, announced their third quarter and year-to-date results.

Results

Net income for the quarter ended September 30, 2008, was $851 thousand, a 419% increase when compared to the quarter ended September 30, 2007.  Diluted earnings per share for the third quarter of 2008 were $.04, up $.03 versus the prior year third quarter.  The Company continues to look for and implement cost reduction opportunities in this difficult period.  Management has achieved reduced operating costs, but increased costs of dealing with problem loans have offset those savings.  As this period of difficulty disappears, management believes the Company will emerge stronger and more efficient due to the implementation of these initiatives.

Through the first nine months we have achieved excellent Balance Sheet growth.  The combination of continued growth and cost reductions have allowed the Company to maintain a positive cash flow even though net income is negative for the first nine months of 2008.

Total assets for the quarter ended September 30, 2008, were $1.5 billion, an increase of $410.1 million, or 38%, when compared to the second quarter of 2007.  Total loan growth was $312.5 million, or 34%, for the first nine months of 2008 compared to $171.4 million, or 26%, for the first nine months of 2007.  While the Company continues to offer very competitive terms, we have concentrated on the quality of the loan portfolio and on increasing our spread.

Net interest income for the quarter and nine months ended September 30, 2008, increased $3.4 million, or 50%, and $7.7 million, or 40%, respectively, compared to net interest income for the quarter and nine months ended September 30, 2007.  This growth in net interest income resulted from the growth in interest income on an increasing level of interest-earning assets during the first nine months of 2008, with an increasingly proportionate share of such interest-earning assets being comprised of loans, which are the Company’s highest interest-earning assets.

For the nine months ended September 30, 2008, total deposits grew by $262.0 million, or 31%, to $1.1 billion compared to $799.5 million at September 30, 2007.  Non-interest bearing deposits increased $960.0 thousand to $54.4 million, which represents 5% of total deposits for the first nine months of 2008.   Interest bearing deposits grew by $261.0 million to $1.0 billion, which represents 95% of total deposits for the first nine months of 2008.

The provision for loan losses was $1.8 million for the quarter ended September 30, 2008, compared to $1.5 million for the quarter ended September 30, 2007.  The increase in the provision for loan losses was due to loan growth and additional reserves needed to shore-up a limited number of credits that have deteriorated.  Declining real estate values have caused an increase in the company’s non-performing assets during the past year.  Non-performing assets have increased $4.2 million, or 19% for the first nine months of 2008.  However, since December 31, 2007 non-performing loans have declined as a percentage of outstanding loans from 1.95% to 1.25% at September 30, 2008.  During the quarter ended September 30, 2008, the Company recorded net charge-offs of $2.1 million compared to net charge-offs of $161 thousand for the quarter ended September 30, 2007.

Net Charge-offs (quarter ended 9/30/2008)	$2.1 million
Net Charge-offs (quarter ended 9/30/2007)	$161 thousand
Non-performing Assets (9/30/2008)	$26.9 million
Non-performing Assets (12/31/07)	$22.7 million
Non-performing Assets (9/30/2007)	$10.4 million
Non-performing Loans (9/30/2008)	$15.3 million or 1.25% of loans
Non-performing Loans (12/31/2007)	$17.7 million or 1.95% of loans
Non-performing Loans (9/30/2007)	$8.8 million or 1.05% of loans

As a result of the larger loan loss provision, the Company reported a net loss of $1.2 million for the nine month period ended September 30, 2008.  Diluted earnings per share were $(.06) for the nine months ended September 30, 2008 down $.14 versus the same period one year ago.  Total revenue, defined as total interest income and non-interest income increased 26% to $21.3 million for the third quarter, compared to the same quarter one year ago and increased 24% to $59.6 million for the nine month period end September 30, 2008, compared to a year ago.

Please refer to the Consolidated Financial Summary attached for more details.

Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements.  Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local and national economic conditions, risks associated with rapid increase and decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in Reliance Bancshares’ 2007 Form 10-K.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

RELIANCE BANCSHARES, INC.
CONSOLIDATED FINANCIAL SUMMARY
(Unadited)
(In thousands, except per share data)
	For the Nine	For the Nine	For the Quarter	For the Quarter
	Months Ended	Months Ended	Ended	Ended
BALANCE SHEETS	Sept. 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
ASSETS
Cash and due from banks	$ 12,704	$ 10,837	$ 12,704	$ 10,837
Federal funds sold	-	39	-	39
Interest bearing deposits	2,056	99	2,056	99
Debt and equity investments	178,331	172,829	178,331	172,829
Loans	1,224,273	838,822	1,224,273	838,822
Less reserve for loan losses	12,399	8,891	12,399	8,891
Net loans	1,211,874	829,931	1,211,874	829,931
Premises and equipment, net	44,491	41,032	44,491	41,032
Goodwill	1,149	1,149	1,149	1,149
Core deposit intangible	157	174	157	174
Other real estate owned	11,653	1,612	11,653	1,612
Other assets	13,714	8,317	13,714	8,317
Total assets	$ 1,476,129	$ 1,066,019	$ 1,476,129	$ 1,066,019
LIABILITIES & EQUITY
Noninterest bearing deposits	$ 54,402	$ 46,139	$ 54,402	$ 46,139
Interest bearing deposits	1,042,132	753,326	1,042,132	753,326
Total deposits	1,096,534	799,465	1,096,534	799,465
Short-term borrowings	86,215	72,321	86,215	72,321
Long-term FHLB advances	149,000	50,000	149,000	50,000
Other liabilities	7,821	5,575	7,821	5,575
Total liabilities	1,339,570	927,361	1,339,570	927,361
Stockholders’ equity	136,559	138,658	136,559	138,658
Total liabilities & equity	$ 1,476,129	$ 1,066,019	$ 1,476,129	$ 1,066,019
INCOME STATEMENTS
Total interest income	$ 57,630	$ 46,678	$ 20,741	$ 16,515
Total interest expense	30,839	27,549	10,607	9,775
Net interest income	26,791	19,129	10,134	6,740
Provision for loan losses	8,539	2,405	1,800	1,515
Net after provision	18,252	16,724	8,334	5,225
NONINTEREST INCOME
Service charges on deposits	583	362	210	121
Gain (loss) sale of securities	312	(7)	-	-
Other income	1,095	921	375	292
Total noninterest income	1,990	1,276	585	413
NONINTEREST EXPENSE
Salaries and benefits	12,628	9,266	4,220	3,258
Occupancy and equipment	3,376	2,404	1,213	828
Data processing	1,359	1,049	473	393
Advertising	791	494	290	194
Postage, printing and supplies	357	368	113	121
Professional fees	471	347	124	121
Other	3,668	1,894	1,368	632
Total noninterest expense	22,650	15,822	7,801	5,547
Income before taxes	(2,408)	2,178	1,118	91
Income taxes	(1,199)	484	267	(73)
Net income	$ (1,209)	$ 1,694	$ 851	$ 164
ASSET QUALITY
Net charge-offs	$ 5,825	$ 615	$ 2,083	$ 161
Nonperforming assets:
Other real estate owned	$ 11,653	$ 1,612	$ 11,653	$ 1,612
Nonperforming loans	15,258	8,817	15,258	8,817
Nonperforming assets	$ 26,911	$ 10,429	$ 26,911	$ 10,429
Nonperforming loans to total loans	1.25%	1.05%	1.25%	1.05%
Reserve for loan losses to total loans	1.01%	1.06%	1.01%	1.06%